                              EMPLOYMENT AGREEMENT

         AGREEMENT made as of this 31st day of October, 1996, by and between FIRST CENTRAL FINANCIAL CORPORATION, a New York corporation, with offices at 266 Merrick Road, Lynbrook, New York 11563 (the "Corporation") and Andrew W. Attivissimo, residing at 151 Yukon Drive, Woodbury, New York 11797 (the "Executive").

                              W I T N E S S E T H :

                  WHEREAS, the Corporation and Executive desire to enter into an agreement, which will set forth all of the terms of employment of Executive.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. The Corporation hereby employs Executive as its President and Chief Operating Officer to perform such duties incidental thereto and such other duties as the Chairman of the Board or the Board of Directors of the Corporation may from time to time reasonably assign consistent with such offices. In such capacity, Executive shall report to and be subject to the direction and control of the Chairman of the Board and the Board of Directors of the Corporation.

         2. Executive hereby accepts such employment and agrees that throughout the period of his employment hereunder, he will devote his full time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, in furtherance of the business of the Corporation. During the period of Executive's employment hereunder, Executive shall not be entitled to additional compensation for serving as a director, officer or employee of the Corporation or any of its subsidiaries or affiliates. The principal place of performance by Executive of his duties hereunder shall be the Corporation's corporate headquarters located in the New York City metropolitan area.

         3. This Agreement shall become effective as of October 31, 1996 (the "Effective Date"). The initial term of Executive's employment hereunder shall be for a period commencing October 31, 1996 and ending on December 31, 1999 (the "Initial Term"), unless his employment is terminated prior to the expiration of said period pursuant to the provisions hereof. Executive's employment hereunder shall be automatically renewed for successive twelve month periods thereafter (each a "Renewal Term"), unless (i) either party shall advise the other, by written notice delivered not less than three months prior to the then current expiration date, of his or its desire not to extend the term of Executive's employment hereunder beyond such date or (ii) Executive's employment hereunder is terminated prior to the expiration of any Renewal Term pursuant to the provisions hereof.

         4. The Corporation may terminate Executive's employment upon written notice for any reason effective upon the date of such notice if for cause and otherwise effective as set forth in subparagraph (b) below.

                  (a) If Executive's employment is terminated for "cause," Executive will receive only the salary actually earned and payable to Executive through the date of the termination of Executive's employment, together with any accrued employee benefits through the date of termination, and Executive will not otherwise be entitled to any further compensation of any kind. For purposes of this Agreement, "cause" shall mean: an action by Executive constituting actual (as distinguished from statutory) fraud against the Corporation; misappropriation of funds or property of the Corporation for Executive's own use; embezzlement of the Corporation's property; or a material and intentional breach by Executive of the provisions to be performed by him pursuant to this Agreement.

                  (b) If Executive's employment is terminated (i) other than for "cause" (which shall be effective on not less than 60 days notice) or, (ii) by the Corporation advising the Executive pursuant to Paragraph 3 above that it does not desire to extend the term of Executive's employment hereunder beyond the then current expiration date of the Initial Term or any Renewal Term, as the case may be, under circumstances where the Executive has advised the Corporation, not less than three months prior to the then current expiration date of the Initial Term or such Renewal Term, that Executive desires to extend the term of Executive's employment hereunder into the first or following Renewal Term, Executive will receive, as damages, and as Executive's sole right and remedy on account of such termination, the total compensation and benefits, as set forth in subparagraphs (a), (b), (c) and (d) of Paragraph 5 below (hereinafter referred to as "Total Compensation and Benefits") to which Executive would otherwise have been entitled under this Agreement for a period equal to one year from the date of such termination. Notwithstanding the above, in the event that Executive's employment with the Corporation is terminated by Executive within six months after a "change of control" (as hereinafter defined), Executive shall receive the Total Compensation and Benefits (i) for a period equal to one year from the date of such termination or (ii) in the event such Termination occurs during the Initial Term, for one year from the date of such termination or the remaining portion of the Initial Term, whichever is longer. The Total Compensation and Benefits shall be payable when and as the same would otherwise have been payable in accordance with the Corporation's normal procedures. Executive shall not be required to mitigate Executive's damages by seeking other employment and any compensation earned by Executive on account of other employment during the period referred to above (without regard to when such compensation is paid), shall not be applied in reduction of the Corporation's obligations to Executive. For purposes of this Paragraph 4, a resignation by Executive for any of the following reasons shall be deemed a termination of Executive's employment by the Company without cause:
(i) Executive shall be assigned duties, performance requirements or working conditions significantly different from or at significant variance with those provided in Paragraph 1 hereof, (ii) Executive's authority shall be reduced or Executive shall be placed in a position of lesser stature than provided in Paragraph 1 hereof or (iii) Executive's Total Compensation and Benefits shall be decreased. A "change of control" shall mean any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with any person, entity or group acting in concert acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of greater than twenty percent of the aggregate voting power of all classes of common equity of the Corporation.

         5. (a) As compensation for his services, the Corporation will pay to Executive the following gross salary amounts during the term of Executive's employment hereunder.

                (i) A base salary payable in equal installments no less frequently than semi-monthly at the rate of $175,000 per annum during the period from the Effective Date through August 31, 1997, $225,000 per annum during the period from September 1, 1997 through August 31, 1998, $275,000 per annum during the period from September 1, 1998 through August 31, 1999, and during the period from September 1, 1999 through December 31, 1999 either (x) $275,000 per annum in the event this Agreement is not extended for the first Renewal Term or (y) the rate per annum to be paid during the first Renewal Term as determined in accordance with the following sentence. Executive's base salary for any Renewal Term shall be determined by the Board of Directors (or the Compensation Committee thereof) at least four months in advance of the expiration of the Initial Term or any Renewal Term, as appropriate.

                (ii) Any amounts payable to Executive under existing incentive or bonus plans or those adopted by the Corporation for the benefit of senior executive employees.

            (b) Executive shall also be entitled to participate, to the extent he is eligible under the terms and conditions thereof, (i) in any hospitalization, life insurance and medical service plan generally available to senior executive employees of the Corporation which is in effect at the time and during the term of his employment hereunder, and (ii) in any pension, profit-sharing, retirement or other plan, and all other employee benefits and perquisites, including, without limitation, not less than four weeks vacation. In the event that Executive is ineligible to participate due to government regulations in any pension, profit-sharing, retirement or other plan, the Corporation shall provide to Executive an amount equal to the benefit such plan would have provided had Executive been so eligible. The Corporation shall be under no obligation to institute or continue the existence of any such employee plan, benefit or perquisite.

            (c) Upon the commencement of employment of Executive and every two years thereafter, the Corporation agrees to provide Executive with use of a luxury vehicle of Executive's choice from the following list:

            (i) Cadillac Seville STS; or

            (ii) Lincoln Signature Series.

         At his discretion, Executive shall be entitled to substitute a luxury vehicle of comparable value. The Corporation further agrees to reimburse Executive for all necessary vehicle expenses.

            (d) Notwithstanding anything to the contrary herein contained, nothing shall prevent the Board of Directors or the Compensation Committee thereof from increasing the base salary or other compensation of Executive during the period of employment hereunder but in no event shall such compensation be decreased without the written consent of Executive.

         6. The Corporation shall reimburse Executive for all reasonable expenses incurred by him in connection with the performance of his duties hereunder or which may inure to the benefit of the Corporation.

         7. Subject to ratification by the Corporation's shareholders, in consideration of the acceptance by Executive of the terms and conditions of this Agreement, the Corporation shall grant to Executive an option to purchase from the Corporation shares of the Corporation's common stock, par value $.10 per share. The aggregate number of shares subject to such option, the exercise price and the other terms and conditions of such option are specified in the form of Stock Option Agreement attached as Exhibit A hereto. The Corporation shall submit the grant of options to Executive for ratification at the next regularly scheduled annual meeting of the Corporation's shareholders.

         8. During the period of his employment hereunder, Executive will not directly or indirectly own, manage, operate, join, control, participate in, invest in, or otherwise be connected with, in any manner, whether as an officer, director, employee, partner, investor or otherwise, any business entity which is engaged in any business in which the Corporation or any of its subsidiaries is engaged. Nothing herein contained shall be deemed to prohibit Executive from investing in securities of a company if the securities of such company are listed for trading on a national stock exchange or traded in the over-the-counter market and Executive's holdings therein represent less than three percent of the total number of shares or principal amount of other securities of such company outstanding.

         9. (a) Executive represents and warrants to the Corporation that neither: the execution and delivery of this Agreement by Executive nor the performance by Executive of any of Executive's obligations hereunder constitute or will constitute a violation or breach of, or a default under, any agreement, arrangement or understanding, or any other restriction of any kind, to which Executive is a party or by which Executive is bound; provided however that Executive is a party to an agreement dated May 9, 1996 with his prior employer, Empire Insurance Group (the "Separation Agreement") which contains the following restriction (the "Restriction") (the term "you" refers to the Executive and the term "Empire" refers to Empire Insurance Group):

                           "2.  Through  December 31, 1997,  you agree
                  not to (a) call upon or solicit any customer of Empire or any of Empire's affiliates with a view to engaging in the property and casualty business, ..."

Executive and the Corporation agree that until January 1, 1998 Executive's duties hereunder do not include, and Executive agrees that he will refrain from, the calling upon or solicitation of, or discussions with any other employee of the Corporation which discussions contemplate the calling upon or solicitation of, any agency, broker, producer or policyholder which does business with or is a customer of Empire or any of Empire's affiliates. While the Executive's duties are subject to the foregoing limitations, the Executive duties as Chief Operating Officer do include general supervision of all of the operations of the Corporation and its insurance subsidiaries including the Corporation's marketing and selling efforts. The Corporation will indemnify and defend and hold Executive harmless against any loss, damage, claim or action suffered by Executive which loss, damage, claim or action is based upon a claim by Empire that the exercise of Executive's duties in accordance with the foregoing violates the Restriction contained in the Separation Agreement.

            (b) Paragraph 2 of the Separation Agreement also contains a hiring restriction in subparagraph (b) of Paragraph 2 of the Separation Agreement (the "Hiring Restriction") and an agreement not to disclose the terms of the Separation Agreement in the third paragraph of Paragraph 2 of the Separation Agreement (the "Non-Disclosure Restriction").

                With respect to each of the Hiring Restriction and the Non-Disclosure Restriction, provided that the Executive has fully observed and complied with such restriction, the Corporation will indemnify and hold Executive harmless against any loss, damage, claim or action suffered by Executive which loss, damage, claim or action is based upon a claim by Empire that Executive has breached such restriction.

         10. Executive shall hold in a fiduciary capacity for the benefit of the Corporation all information, knowledge and data relating to or concerned with its operations, sales, business and affairs ("Information"), and, except as may be required by law, he shall not, at any time hereafter, use, disclose or divulge any Information to any person, firm or corporation other than to the Corporation or its designees or except as may otherwise be required in connection with the business and affairs of the Corporation. The term "Information" shall not include information that becomes generally available to the public other than as a result of a disclosure by Executive.

         11. (a) In the event that, at any time during the period of his employment hereunder, Executive shall become "Disabled" (as that term is hereinafter defined), he shall continue to receive the full amount of the Total Compensation and Benefits to which he was otherwise entitled under Paragraph 5 hereof until the expiration of twenty-four months after the date he shall be deemed to have become Disabled. Upon the expiration of twenty-four months from the date Executive is deemed to have become Disabled (i) Executive shall not be entitled to receive any further Total Compensation and Benefits until he shall cease to be Disabled and shall have resumed his duties hereunder and (ii) either the Corporation or the Executive shall have the right to terminate Executive's employment hereunder by three months written notice given at any time prior to the time Executive shall have resumed his duties hereunder. In the event that Executive shall cease to be Disabled and, prior to any such termination he shall resume his duties hereunder, he shall be entitled to receive, from and after the date on which he shall have resumed his duties, the full amount of Total Compensation and Benefits to which he is otherwise entitled hereunder as if he had never been Disabled.

              (b) For the purposes of this Agreement, Executive shall be deemed to have become Disabled when by reason of physical or mental incapacity, Executive shall not be able to perform his duties hereunder for a period of six consecutive months or for an aggregate of nine months in any consecutive period of twelve months. In the event that Executive shall dispute any determination of his Disability hereunder, the matter shall be resolved by the determination of three physicians qualified to practice medicine in the State of New York, one to be selected by each of the Corporation and Executive and the third to be selected by the designated physicians. During the period in which the determination of Executive's Disability shall be under review, Executive shall continue to be treated for all purposes of this Agreement as an employee of the Corporation, enjoying the full status with full compensation to which he would otherwise be entitled under this Agreement.

         The Corporation may, but shall not be obligated to, apply for and pay the premiums upon disability insurance covering Executive under policies providing for the payment thereunder directly to Executive. If Executive shall receive benefits under any of such policies, the Corporation shall be entitled to deduct the amount equal to the benefits so received from the salary which it otherwise would have been required to pay to Executive hereunder.

         12. Executive's employment hereunder shall terminate upon his death, and the Corporation shall pay the Total Compensation and Benefits to such person or persons as Executive shall, at his option, from time to time designate by written instrument delivered to the Corporation, each subsequent designation to be deemed to revoke all prior designations (the "Beneficiary"), or if no such designation is made, to Executive's estate. The Total Compensation and Benefits shall be paid until the expiration of twenty-four months from the date of Executive's death (the "Benefit Term") except that in the event that Executive dies while Disabled, the Benefit Term shall be reduced by a period of time equal to the period during which he shall have received payments pursuant to subparagraph (a) of Paragraph 11 hereof. The health insurance portion of Total Compensation and Benefits shall be equal to the cost of health insurance for members of Executive's family covered by the Corporation's health insurance plans at the time of Executive's death. The Total Compensation and Benefits shall be payable in equal installments no less frequently than semi-monthly commencing with the Corporation's first payroll period after Executive's death occurs, except that the cost of health insurance may, at the Corporation's option, be paid directly by the Corporation to the Corporation's health insurance carrier. After Executive's death, the Corporation shall pay to the Beneficiary or Executive's estate, as appropriate, any amounts due Executive under the Corporation's incentive, bonus, pension, profit sharing, retirement or other employee benefit plans in accordance with the terms of such plans. For purposes of this paragraph 12, Total Compensation and Benefits shall not include vehicles or vehicle expenses.

         13. The Corporation may, but shall not be obligated to, insure the Executive's life for the benefit of the Corporation. The Executive will cooperate with the Corporation in connection therewith, by submitting to medical and other examinations and otherwise assisting the Corporation in obtaining such insurance.

         14. In the event of a breach by the Executive of any obligations under this Agreement, the parties hereto acknowledge that the Corporation will not have an adequate remedy at law, and shall be entitled to such equitable and injunctive relief as may be available to restrain violations of the provisions of this Agreement. Nothing herein shall be construed as prohibiting the parties hereto from pursuing any other remedies available at law or in equity for such breach, including the recovery of damages for such breach.

         15. This Agreement constitutes the entire agreement of the parties hereto and no amendment or modification hereof shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

         16. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or sent by certified mail, return receipt requested, postage and fees prepaid as follows:

                         If to the Corporation at:

                         First Central Financial Corporation
                         266 Merrick Road
                         Lynbrook, New York 11563
                         Attn: Secretary

                         If to Executive at:

                         Mr. Andrew W. Attivissimo
                         151 Yukon Drive
                         Woodbury, New York  11797

Either of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other party given under this Paragraph 16. The date of the giving of any notice sent by mail shall be the date of the posting of the mail.

                17. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs and assigns. The Corporation agrees that in the event of a sale of assets it shall take whatever action it legally can in order to cause such assignee to expressly assume the liabilities, obligations and duties of the Corporation hereunder.

                18. No course of dealing nor any delay on the part of the Corporation or Executive in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

                19. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of New York applicable to agreements entered into and to be performed entirely therein.

                20. If any clause, paragraph, section or part of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement.

                IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this
Agreement to be duly executed as of the day and year first above written.

                                      FIRST CENTRAL FINANCIAL
                                        CORPORATION

                                      By:  /S/ MARTIN J. SIMON
                                           -------------------------------------
                                           Martin J. Simon
                                           Chairman and Chief Executive Officer


                                           /S/ ANDREW W. ATTIVISSIMO
                                           -------------------------------------
                                           Andrew W. Attivissimo